Exhibit 2.1

Amendment No. 1

to

UNIT PURCHASE agreement

This Amendment No. 1 to Unit Purchase Agreement (this “Amendment”), dated December 4, 2016, amends that certain Unit Purchase Agreement, dated as of November 7, 2016 (the “Purchase Agreement”), by and among Murphy Group, Inc., an Oklahoma corporation, EControls Group, Inc., a Texas corporation (each a “Seller” and collectively, the “Sellers”), and Sun Hydraulics Corporation, a Florida corporation (“Buyer”).  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.  All section references are to sections of the Purchase Agreement.

WHEREAS, Section 10.09 provides that the Purchase Agreement may be amended by the parties thereto, by an instrument in writing signed on behalf of each of the parties; and

WHEREAS, Buyer and the Sellers desire to amend the Purchase Agreement as set forth below in order to (1) correct a scrivener’s error relating to the authorized and outstanding Class B Units of the Company, (2) more accurately describe the actions relating to the cancellation of the outstanding Class B, Class C, Class D and Class E Units of the Company prior to the Closing, (3) reflect certain agreement regarding the manner of payment of the Profits Interests Amount, (4) reflect certain agreements regarding Estimated Cash, (5) reflect certain agreements in respect of a guarantee obligation of the Company, (6) restate the forms of certain of the Transaction Documents attached as exhibits to the Purchase Agreement and (7) update certain sections of the Disclosure Schedule.

NOW, THEREFORE, the Parties agree as follows:

1.Section 3.03(a) is hereby amended to read as follows in its entirety:

(a)As of the date hereof, the authorized capital of the Company consists of 1,533,788 Units, consisting of 10,000 Class A Units, 1,113,469 Class B Units, 210,319 Class C Units, 100,000 Class D Units and 100,000 Class E Units, of which 10,000 Class A Units, 746,471 Class B Units, 160,712 Class C Units, 40,000 Class D Units and 12,820 Class E Units are issued and outstanding (the “Outstanding Membership Interests”).  All of the Outstanding Membership Interests have been duly authorized, validly issued and are fully paid and nonassessable. Except for the Outstanding Membership Interests, no (i) equity securities of the Company, (ii) securities of the Company convertible into or exchangeable for equity securities of the Company, (iii) options or other rights to acquire from the Company any equity securities of the Company or securities of the Company convertible into or exchangeable for equity securities of the Company, and (iv) obligations of the Company to issue any equity securities of the Company or securities of the Company convertible into or exchangeable for equity securities of the Company, are outstanding.  Immediately prior to the Closing, (x) all of the outstanding Class B Units, Class C Units, Class D Units and Class E Units will be acquired by Sellers pursuant to the Assignment and Release Agreements, with each Seller acquiring its Pro Rata Share of such units, and (y) Sellers will contribute the same to the Company as an additional capital contribution of Sellers to the Company.  The Class A Units will constitute 100% of the total issued and outstanding Membership Interests in the Company as of the Closing. Upon consummation of the transactions contemplated by this Agreement at the Closing, Buyer shall own all of the outstanding Membership Interests.

2.Section 2.03(a)(v) is hereby amended to read as follows in its entirety:

(v)on behalf of Sellers, to the Company (acting solely in the capacity as a paying agent to facilitate the payment of the Profits Interests Amount to each Person entitled thereto), an amount equal to the aggregate Profits Interests Amount payable to all such Persons, as calculated by the Company and set forth on the Allocation Schedule provided to Buyer on the Closing Date (and Buyer and Sellers shall cause the Company to pay, as soon as practicable following its receipt of such amount, to each Person entitled to a Profits Interests Amount, an amount equal to the Profits Interest Amount to be paid to each such Person, as calculated by the Company and set forth on the Allocation Schedule provided to Buyer on the Closing Date); and

3.Section 2.04(a)(i) is hereby amended by deleting the last sentence thereof in its entirety and substituting therefor the following:

Sellers shall use commercially reasonable efforts to cause the Acquired Companies to have at least $800,000 of Estimated Cash, but no more than $1,050,000 of Estimated Cash (including by distributing any excess cash to the holders of Membership Interests or by transferring any excess cash to Newco pursuant to the Asset Transfer Agreement).

4.The Purchase Agreement is hereby amended by adding the following new Section 5.18 to read in its entirety as follows:

5.18Termination of HSBC Bank Guarantee.  Not later than January 15, 2017, Sellers shall cause to be terminated the Limited Guaranty, dated November 18, 2013, of the Company for the benefit of HSBC Bank (China) Company Limited.  The Company shall cooperate with Sellers in connection with such termination; provided, however, that all costs and expenses incurred in connection with the same, and the payment of all amounts due to HSBC Bank (China) Company Limited in order to terminate such Limited Guaranty, shall be payable and promptly paid by Sellers or their Affiliates.  In the event that Sellers have not caused such Limited Guaranty to be terminated by such date, the Company shall thereafter be entitled to take whatever action it deems necessary or advisable to terminate the Limited Guaranty, and the Company and its Affiliates shall have no liability to Sellers or any of their Affiliates as a result of the termination of the Limited Guaranty, including as a result of the breach of any underlying loan agreement which may result from the termination of the Limited Guaranty, and all costs and expenses incurred in connection with the termination of the Limited Guaranty, and the payment of all amounts due to HSBC Bank (China) Company Limited in order to terminate such Limited Guaranty, shall be payable and promptly paid by Sellers or their Affiliates.

5.Exhibit A to the Purchase Agreement (the form of the Asset Transfer Agreement) is hereby amended to read in its entirety as provided in Exhibit A to this Amendment.  Exhibit D

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to the Purchase Agreement (the form of the New Tulsa Lease) is hereby amended to read in its entirety as provided in Exhibit B to this Amendment.  Exhibit H to the Purchase Agreement (the form of the Supply Agreement) is hereby amended to read in its entirety as provided in Exhibit C to this Amendment.  Exhibit I to the Purchase Agreement (the form of the Transition Services Agreements) is hereby amended to read in its entirety as provided in Exhibit D to this Amendment.

6.Each of Section 3.02(b), Section 3.04(a) and Section 3.04(b) of the Disclosure Schedule is hereby amended to read in its entirety as provided in Exhibit E to this Amendment.

7.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission capable of physical reproduction shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

8.Except as otherwise expressly amended or waived by this Amendment, all the other terms, conditions and provisions set forth in the Purchase Agreement, including all Exhibits and Schedules thereto, shall continue and remain in full force and effect.

{Remainder of Page Intentionally Left Blank
Signature Page Follows}

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Unit Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS: MURPHY GROUP, INC., an Oklahoma corporation By: /s/ Kennon Guglielmo Name: Kennon Guglielmo Title: President, Treasurer, and Secretary
ECONTROLS GROUP, INC., a Texas corporation By: /s/ Kennon Guglielmo Name: Kennon Guglielmo Title: President
BUYER: SUN HYDRAULICS CORPORATION, a Florida corporation By: /s/ Wolfgang H. Dangel Name: Wolfgang H. Dangel Title: President and CEO

Signature Page to Amendment No. 1 to Unit Purchase Agreement

Exhibit A
Amended Form of Asset Transfer Agreement

{Attached}

Exhibit Cover Page to Amendment No. 1 to Unit Purchase Agreement

Exhibit B
Amended Form of New Tulsa Lease

{Attached}

Exhibit Cover Page to Amendment No. 1 to Unit Purchase Agreement

Exhibit C
Amended Form of Supply Agreement

{Attached}

Exhibit Cover Page to Amendment No. 1 to Unit Purchase Agreement

Exhibit D
Amended Form of Transition Services Agreements

{Attached}

Exhibit Cover Page to Amendment No. 1 to Unit Purchase Agreement

Exhibit E
Amended Disclosure Schedules

{Attached}

Exhibit Cover Page to Amendment No. 1 to Unit Purchase Agreement

Section 3.02(b) – Jurisdictions of Qualification

Enovation Controls, LLC
California
Colorado
Georgia
Massachusetts
Minnesota
Oklahoma
Oregon
Pennsylvania
Texas
Washington

Section 3.04(a) – Subsidiaries (including Acquired Subsidiaries)

Name of Subsidiary	Jurisdiction of Formation
GC&I Global, Inc.	Texas
EControls, LLC	Texas
Murphy Industries, LLC	Oklahoma
Enovation Controls Europe, Ltd. (UK)	United Kingdom
Enovation Controls, Ltd. (UK)	United Kingdom
Enovation Controls India Private Limited	India
Murphy EControls Technologies (Hangzhou) Co. Ltd.	China
FW Murphy Int’l Trading (Shanghai) Co., Ltd.	China
Genisys Controls, LLC	Delaware

NOTE:  The italicized subsidiaries indicate which subsidiaries will be Acquired Subsidiaries.

Section 3.04(b) –Jurisdictions of Qualification of Acquired Subsidiaries

Name of Subsidiary	Qualified Jurisdictions
GC&I Global, Inc.	Texas
EControls, LLC	Texas Kentucky
Murphy Industries, LLC	Oklahoma Arizona California Connecticut Florida Iowa Minnesota Oregon Pennsylvania Texas Utah Washington
Murphy EControls Technologies (Hangzhou) Co. Ltd.	China
FW Murphy Int’l Trading (Shanghai) Co., Ltd.	China
Enovation Controls Europe, Ltd. (UK)	United Kingdom
Enovation Controls, Ltd. (UK)	United Kingdom
Enovation Controls India Private Limited	India
Genisys Controls, LLC	Delaware